Exhibit 5.13

Consent of Qualified Person

June 10, 2024

Agnico Eagle Mines Limited
Alberta Securities Commission
Autorité des marchés financiers
British Columbia Securities Commission
Financial and Consumer Affairs Authority of Saskatchewan
Financial and Consumer Services Commission, New Brunswick
Financial and Consumer Services Division, Prince Edward Island

The Manitoba Securities Commission
Nova Scotia Securities Commission
Office of the Superintendent of Securities Service, Newfoundland and Labrador
Office of the Superintendent of Securities, Northwest Territories

Office of the Superintendent of Securities, Nunavut
Office of the Yukon Superintendent of Securities
Ontario Securities Commission, as Principal Regulator
United States Securities and Exchange Commission

Agnico Eagle Mines Limited (the “Corporation”)

Reference is made to the (final) short form base shelf prospectus of the Corporation dated June 10, 2024 (as may be amended or supplemented from time to time in the future, the “Prospectus”), which Prospectus is included in the Corporation’s Registration Statement on Form F-10 (as may be amended from time to time, including by way of post-effective amendment, the “Registration Statement”).

I have been named as a “qualified person”, as defined in National Instrument 43-101 – Standards of Disclosure for Mineral Projects, who has approved scientific and technical information contained in the Prospectus and in the Registration Statement (the “Technical Disclosure”).

I hereby consent to being named in the Prospectus and in the Registration Statement and to the use, inclusion or incorporation by reference of, and reference to, the Technical Disclosure. I confirm that I have read the Prospectus and the Registration Statement and that I have no reason to believe that there are any misrepresentations in the information contained in the Prospectus or the Registration Statement that are (i) derived from the Technical Disclosure, or (ii) within my knowledge as a result of the services performed by me in connection with the Technical Disclosure.

Yours very truly,

(Signed) Dominique Girard
Name: Dominique Girard, Eng.